Exhibit 10.48

Mr A Barron

[Address Intentionally Omitted]

16th December 2009

Dear Andrew

It has been an exciting and challenging year during which you have taken a great lead in delivering significant improvement across Customer and Operations.

I am pleased to confirm that with effect from 4th January 2010 your role will be Chief Operating Officer, reporting to me. Your terms and conditions of employment remain unchanged. Should your role change in the future, all terms and conditions would be reviewed.

I look forward to your continued and expanded contribution to the GEC as we focus on the next 2 to 3 years, in particular as to how we as the leaders of Virgin Media can make a significant impact to our people.

To confirm your acceptance of this change, please sign and return one copy of this letter, in the enclosed pre-addressed envelope to Lisa Hersey, People Team, Building 270, Virgin Media Limited, Media House, Bartley Wood Business Park, Hook, Hampshire, RG27 9UP.

Yours sincerely,

/s/ Neil Berkett

Neil Berkett
CEO
Virgin Media Limited

IN WITNESS whereof this document has been executed and delivered on the date first before written.

SIGNED and DELIVERED as a DEED by VIRGIN MEDIA LIMITED acting by		} } }
		}	/s/ Elisa Nardi
}
in the presence of :-		}	Director / Authorised Attorney

Signed	/s/ Angie Hill

Name	Angie Hill

Address	[Intentionally Omitted]

Occupation	Personal Assistant

I accept the changes to my terms and conditions.

Signed as a DEED by ANDREW BARRON in the presence of:	/s/ Andrew Barron	ANDREW BARRON The Executive

Witness signature: /s/ Fiona Hillman
Name: Fiona Hillman
Address: [Intentionally Omitted]

Occupation: Personal Assistant